BYLAWS OF DEALERADVANCE, INC.

ARTICLE I

OFFICES

The registered office of the corporation shall be located at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. The corporation may have such other offices or relocate within or without the state of incorporation as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meeting. An annual meeting of shareholders shall be held within six months after the end of the corporation’s fiscal year or eighteen months after its last annual meeting whichever is earlier. Subject to the foregoing, the annual meeting of shareholders shall be held on such date as the Board of Directors shall determine by resolution.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors, or the holders of not less than 10% of all the shares entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without Nevada, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the principal executive offices of the corporation.

Section 4. Notice of Meeting. Written notice, stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting; except that if the number of authorized shares are to be increased, at least thirty days notice shall be given.

Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders; such date, in any case shall be not more than sixty days and in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 6. Quorum. One-third of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum is represented at a meeting of shareholders, the Chairman of the Board of Directors or the Board of Directors may adjourn the meeting for a period not to exceed sixty days at any one adjournment without further notice if the time and place thereof are announced at the meeting at which the adjournment is taken; provided however if the adjournment is for more than thirty days, or, if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be represented, the corporation may transact any business, which might have been transacted at the original meeting. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by the Nevada Business Corporation Act or by the Articles of Incorporation or these Bylaws.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share of Common Stock shall entitle the registered holder thereof to one vote upon each matter submitted to a vote at a meeting of shareholders. The holders of any other class of stock shall have the voting rights designated for such class.

Section 10. Voting of Shares by Certain Holders. Neither treasury shares nor shares held by another corporation, if the majority of shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or be counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the Bylaws of the corporation may prescribe, or, in the absence of such provision, as the Board of Directors of the corporation may determine.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effect; (a) if only one person votes, his act binds all; (b) if two or more persons vote, the act of the majority so voting binds all; (c) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionately, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the Sate of Nevada to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority or even split for the purpose of this Section 10 of this Article II shall be a majority or even split in interest.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instructions and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

Section 11. Cumulative Voting. Cumulative voting is authorized.

Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if the action is evidenced by one or more written consents describing the action so taken, signed by stockholders holding at least a majority of the voting power and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this Section 12 of this Article II is effective when the stockholders holding at least a majority of voting power have signed the written consent, unless the consent specifies a different effective date.

Section 13. Voting by Voice Vote. Voting on any question or in any election may be by voice vote unless the Chairman of the Board of Directors or the Board of Directors shall order or any shareholder shall demand that voting be by ballot.

Section 14. Certification by the Board of Directors. The Board of Directors may adopt by resolution a procedure in accordance with the Nevada Business Corporation Act, whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure thus established, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General. The business and affairs of the corporation shall be managed by its Board of Directors. The powers and duties conferred or imposed upon the Board of Directors shall be exercised or performed to such an extent and by such persons as are provided in the Articles of Incorporation and by these Bylaws. In addition to the powers and duties by the Articles of Incorporation and by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Nevada Business Corporation Act or any other statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

The Board of Directors by resolution adopted by a majority of the full Board of Directors shall have the power to designate from among its members an executive committee and one or more other committees, each of which shall have all the authority of the Board of Directors to the extent provided in said resolution, the Nevada Business Corporation Act, the Articles of Incorporation and these Bylaws.

Section 2. Classification of The Board of Directors. The Board of Directors shall be divided into three classes, Class 1, Class 2 and Class 3, each class to be as nearly equal in number as possible, the term of office of Class 1 directors to expire at the first annual meeting of shareholders after their election, that of Class 2 directors to expire at the second annual meeting after their election, and that of Class 3 directors to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of shareholders or at any time when the Board of Directors consists of less than six members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the term(s) of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

Section 3. Number of Directors. The corporation must have at least one director; provided, however, that the number of directors of the corporation shall be as established from time to time by resolution of the Board of Directors. Subject to the provisions of Section 2 of this Article III, each director shall hold office for the term for which he is elected and until his successor has been elected and qualified.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice as prescribed in these Bylaws, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution for the holding of additional regular meetings, without other notice than such resolution. The Board of Directors may hold any regular meetings by conference telephone or similar communications equipment by which all directors can hear and speak to each other at the same time.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may hold any special meeting by conference telephone or similar communications equipment by which all directors can hear and speak to each other at the same time.

Section 6. Notice. Notice of any special meeting shall be given at least one day previous thereto by oral or written notice delivered personally or by mail to each director. Any director may waive notice of any meeting. By attending or participating in a special meeting, a director waives any required notice of such meeting, unless the director at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. A director may attend a regular or special meeting of the Board of Directors by conference telephone or similar communications by which such director can hear and speak to each other at the same time.

Section 7. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 8. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee designated by the Board of Directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this Section 8 of this Article III is effective when all directors or committee members have signed the consent unless the consent specifies a different date. Such consent has the same force and effect as a unanimous vote of the directors, executive committee or other committee members, and shall be stated as such in any document.

Section 9. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors.

The order of business at any regular meeting or special meeting of the Board of Directors shall be:

The roll
Secretary’s proof of due notice of meeting, if required
Reading and disposal of unproved minutes
Reports of officers
Unfinished business
New business
Adjournment

Section 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. Any director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

Section 11. Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor or from resulting compensation for any extraordinary or unusual service as a director.

Section 12. Presumption of Assent. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: he objects at the beginning of such meeting of the Board of Directors to the holding of the meeting or the transacting of business at the meeting; he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right of dissent as to a specific action taken in a meeting of the Board of Directors is not available to a director who votes in favor of such action.

Section 13. Resignation of Directors. Any director or other officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation unless a time is fixed in the resignation and then it will take effect from that date. The acceptance of the resignation shall not be required to make it effective.

Section 14. Removal of Directors. At a special shareholders’ meeting called expressly for that purpose, any or all directors may be removed with or without cause by a vote of the holders of at least two-thirds of the voting power then entitled to vote at an election of directors.

ARTICLE IV

OFFICERS

Section 1. Titles. The officers of the corporation shall consist of a President, Treasurer and Secretary and may also consist of Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), all of whom shall be designated executive officers and each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary shall be designated administrative assistant officers and may be appointed by the President. Any two or more officers may be held by the same person, except the offices of President and Secretary.

Section 2. Election. The executive officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each executive officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Administrative assistant officers shall hold office at the pleasure of the President.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any executive office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chairman of the Board. The Board of Directors may elect a Chairman of the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors and shall perform all duties incident to the office of Chairman of the Board of Directors and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall be in general charge of the business and affairs of the corporation. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. Vice President. In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or, in the event there be more than on Vice President, the Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ meetings and of the Board of Directors’ meeting in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President, or Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and, (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties, as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and, (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 10. Assistant Secretaries; Assistant Treasurers. The assistant secretaries, when authorized by the President may sign with President or a Vice President certificates and/or shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant Treasurer shall if required by the Board of Directors, give bond for the faithful discharge of his duties in such sum and with such surety as the Board of Directors shall determine. The assistant secretaries and assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President.

Section 11. Compensation. The salaries of the executive officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The President shall fix the salaries of the administrative assistant officers.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contract. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans in excess of $10,000 shall be contracted on behalf of the corporation, and no evidence of indebtedness in excess of $10,000 shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time he determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLES VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates. Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued and shall be sealed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an assistant Treasurer or by the Secretary or an assistant secretary. Any or all of the signatures may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. Each certificate shall state: the name of the corporation, that the corporation is organized or incorporated under the laws of Nevada, the name of the person to whom issued, the date of issue, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that such shares are without par value. A statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series shall be set forth upon the face or back of the certificate. In lieu thereof, the certificates may state that such a statement or summary will be furnished to any shareholder upon request and without charge except that a restriction on transfer imposed by the corporation shall be noted conspicuously on each certificate. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

Section 2. Surrender for Cancellation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

Section 3. Lost, Stolen, or Destroyed Certificates. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

Section 4. Transfer. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder in person, by his legal representative, who shall have been furnished proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, upon the surrender and cancellation of a certificate or certificates in the like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all costs therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any the person, whether or not it shall be express or the corporation shall have been given other notice thereof, save as expressly provided by the Nevada Business Corporation Act or the Articles of Incorporation or these Bylaws.

ARTICLE VII

SEAL

The Board of Directors shall provide a corporate seal having inscribed thereon the corporate name, the state of incorporation and the word “Seal”. Said seal may be altered at pleasure and used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. Said seal may consist of a rubber stamp with a facsimile affixed thereon of the seal required to be used and may be placed or stamped upon the document requiring the seal with indelible ink.

CERTIFICATION

I certify that the Board of Directors of the corporation adopted the foregoing Bylaws on April 11, 2008.

Steven Humphries, President